AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of April 24, 2002, is by and among (i) CobraTech International, Inc., a Nevada corporation ("Parent");
(ii) Meta Source Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquiring Corp"); and (iii) MetaSource Systems, Inc., a Delaware corporation ("Acquired Corp"). Parent, Acquiring Corp and Acquired Corp may sometimes be referred to herein as the "Parties" or individually as a "Party".

                                   BACKGROUND

A. Acquired Corp is a Delaware company which is currently in the process of acquiring companies which had net annual earnings of at least Two Million Dollars ($2,000,000) for the calendar year ending December 31, 2001 (collectively, the "Acquired Entities" or referred to individually as an "Acquired Entity"). Parent has proposed to assist Acquired Corp in acquiring the Acquired Entities.

B. Acquiring Corp is a wholly-owned subsidiary of Parent and was formed to merge with and into Acquired Corp so that as a result of the Merger, as defined below, Acquired Corp will survive and become a wholly-owned subsidiary of Parent.

C. The Boards of Directors of each of Parent, Acquiring Corp, Acquired Corp and the Acquired Entities have determined that this Agreement and the merger of Acquiring Corp with and into Acquired Corp (the "Merger") in accordance with the provisions of the Delaware General Corporation Law ("DGCL") and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Parent, Acquired Corp, Acquiring Corp, Acquired Entities and their respective stockholders.

D. The Parties desire that the Merger and related transactions qualify as a "plan of reorganization" under Section 368(a) of the Code and not subject the holders of shares or warrants of Acquired Corp to tax under the Code.

E. Certain capitalized terms used in this Agreement without definition shall have the respective meanings given them in Section 17.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1. THE MERGER.

         1.1 GENERAL.


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                  (a) Upon the terms and subject to the conditions of this
Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.1(b)), (i) Acquiring Corp shall be merged with and into Acquired Corp,
(ii) the separate corporate existence of Acquiring Corp shall cease, and (iii) Acquired Corp shall be the surviving corporation (the "Surviving Corporation"). As a result of the Merger, the outstanding shares of capital stock of Acquired Corp shall be exchanged and cancelled in the manner provided in Section 1.5. With respect to references in this Agreement relating to any obligations or duties of Acquired Corp accruing after the Effective Time, the usage of the defined term "Acquired Corp" as opposed to "Surviving Corporation" shall not operate to negate any such obligations or duties.

                  (b) The Merger shall become effective on the Closing as defined below. The Certificate of Merger ("Certificate of Merger") filed by Acquiring Corp shall provide for a delayed effectiveness as provided for herein. The Certificate of Merger shall be shall be filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 263 of the DGCL, or at such later time as may be stated in the Certificate of Merger (the "Effective Time"). Subject to the terms and conditions of this Agreement, Acquired Corp and Acquiring Corp shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware at the time of the closing of the Merger (the "Closing"). The Closing shall occur ten (10) business days following the date on which Acquired Corp provides written confirmation to Parent and Acquiring Corp that Acquired Corp has entered into binding and final acquisition agreements with Acquired Entities. The Parties will use their best efforts to effectuate the Closing shall take place on or about May 31, 2002 at the offices of MC Law Group located at 4100 Newport Place, Suite 830, Newport Beach, California, commencing at 10:00 a.m. or on such other date, (not later than the Expiration Date), time and place as the parties may mutually agree (the "Closing Date").

                  (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquired Corp, Acquired Entities and Acquiring Corp shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Acquired Corp and Acquiring Corp shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         1.2 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Acquired Corp, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

         1.3 BY-LAWS. The By-laws of Acquired Corp, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.



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


         1.4 DIRECTORS AND OFFICERS. From and after the Effective Time, (a) the directors of Parent and Acquiring Corp at the Effective Time shall resign and Acquired Corp shall have the right to determine all but one member of the Surviving Corp's Board of Directors, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and, (b) the Acquiring Corp Stockholders shall, after the Effective Time, the right to appoint one member of Surviving Corp's Board of Directors and, (c) the officers of Acquiring Corp and Parent at the Effective Time shall resign and Surviving Corporation's new Board of Directors shall have the right to appoint new officers, in each case, until their respective successors are duly elected or appointed and qualified.

         1.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquiring Corp, Acquired Corp or the holders of any of the following securities:

                  (a) Each issued and outstanding share of common stock of Acquiring Corp shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation;

                  (b) Each share of capital stock of Acquired Corp ("Acquired Corp Capital Stock") of any class or series owned or held in treasury by Acquired Corp shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto;

                  (c) Subject to the provisions of Sections 1.6, each share of Acquired Corp Common Stock, par value $.001 per share ("Acquired Corp Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares canceled in accordance with Section 1.5(b) and (ii) Dissenting Shares (as defined in Section 1.7 below)) shall be converted into one (1) (such number to be adjusted in accordance with Section 1.6 (as so adjusted, the "Acquired Corp Common Stock Exchange Ratio")) validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of Parent (the "Parent Common Stock"). Throughout this Agreement, "Parent Common Stock" shall refer to stock issued by Parent whether such stock is issued to Acquired Corp Stockholders, Acquired Entity Shareholders, Acquired Entities or otherwise. As of the Effective Time, each share of Acquired Corp Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any shares of Acquired Corp Common Stock shall cease to have any rights with respect thereto, other than the right to receive shares of the Parent Common Stock to be issued in consideration therefore upon the surrender of such certificate, if and to the extent requested by such holder.

         1.6 ADJUSTMENT OF THE EXCHANGE RATIOS. The following shall cause the Acquired Corp Common Stock Exchange Ratio to be adjusted and the Parties shall make appropriate and proportionate adjustments to the Acquired Corp Common Stock Exchange Ratio and thereafter all references to the Acquired Corp Common Stock Exchange Ratio shall be deemed to be the Acquired Corp Common Stock Exchange Ratio as so adjusted:


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


                  (a) If, subsequent to the date of this Agreement, prior to the Effective Time, any stock split, combination, reclassification or stock dividend occurs with respect to the Parent Common Stock, any change or conversion of Parent Common Stock into other securities, or any other dividend or distribution with respect to the Parent Common Stock occurs or, if a record date with respect to any of the foregoing occurs; or

                  (b) Acquired Corp shall have the right, subject to applicable securities regulations, to offer any of the Acquired Entities or their shareholders (collectively, "Acquired Entity Shareholders" or individually, "Acquired Entity Shareholder") shares of Parent Common Stock as consideration for the acquisition of such Acquired Entity. If, subsequent to the date of this Agreement, Acquired Corp offers an Acquired Entity shares of Parent Common Stock as consideration for the acquisition of such Acquired Entity, the Parent Common Stock issuable to Acquired Corp Stockholders shall be reduced, pro rata, by the number of shares issued to such Acquired Entities and/or Acquired Entity Shareholders; or

                  (c) If, subsequent to this Agreement, Parent or Acquiring Corp determine that the net annual earnings of the Acquired Entities, for the calendar year ended December 31, 2001, do not equal or exceed $2,000,000, then the Parent Common Stock issuable to Acquired Corp Stockholders and Acquired Entity Shareholders shall be reduced, pro rata, by the number of shares equal to the total shortfall. For example, if the total net earnings are $1,800,000 then the total number of shares to the Acquired Entity Shareholders will be reduced by 10%. For purposes of this Section 1.6(c) net earnings shall be determined according to generally accepted accounting principles in the United States ("US GAAP") as verified by financial statements, which have been audited by an independent accounting firm.

         1.7 DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, shares of Acquired Corp Capital Stock that are outstanding immediately prior to the Effective Time and which are held of record by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5(c). Such stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 of the DGCL, shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of Parent Common Stock specified in Section 1.5(c), without any interest thereon, upon surrender, in the manner provided in
Section 1.9.

                  (b) Acquired Corp shall give Parent (i) prompt notice of any demands for appraisal received by Acquired Corp, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Acquired Corp and (ii) the opportunity to direct and control all negotiations and proceedings with respect to demands for appraisal under the DGCL. Acquired Corp shall not, except with the prior written consent of Parent, offer to settle any such appraisal demands.


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


         1.8 NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued pursuant to the Merger. All conversions shall be rounded up to the nearest full share.

         1.9 EXCHANGE PROCEDURES; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; STOCK TRANSFER BOOKS.

                  (a) As soon as practicable after the Effective Time, Acquired Corp shall send to each Person who shall have been, at the Effective Time, a holder of record of certificates which represented outstanding Acquired Corp Capital Stock (the "Certificates") and who is a Requesting Holder, which shares were converted into the right to receive Parent Common Stock pursuant to Section 1.5(c), a letter of transmittal which shall specify that the contemplated transaction between the parties hereto has occurred and that the Requesting Holder is entitled to shares of Parent Common Stock. Such letter shall also contain instructions for use in obtaining the certificates representing the Parent Common Stock. Upon providing Parent with such letter of transmittal duly executed and such other documents as Parent may reasonably require, such Requesting Holder shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock into which the applicable portion of Acquired Corp Capital Stock shall have been converted at the Effective Time. Until Parent receives the documents and information as contemplated by this Section 1.9(a), each Acquired Corp Shareholder shall be deemed to have only the right to receive the number of shares of Parent Common Stock into which their Acquired Corp Capital Stock shall have been converted.

                  (b) If any certificate representing Parent Common Stock is to be issued to any Person other than the registered holder of the Acquired Corp Capital Stock, it shall be a condition to such exchange that such Person either
(i) shall pay to Parent any transfer or other taxes required as a result of the issuance of such certificates of Parent Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of Parent that such tax has been paid or is not applicable.

                  (c) From and after the Effective Time, the holders of shares of Acquired Corp Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

         1.10 STOCK CERTIFICATE LEGENDS. Each stock certificate delivered by Parent to a stockholder of Acquired Corp (an "Acquired Corp Stockholder") whose address in the books and records of Acquired Corp is in the United States will be imprinted with legends substantially in the following forms:


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


THE SHARES THIS CERTIFICATE REPRESENTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Each stock certificate delivered by Parent to an Acquired Corp Stockholder whose address is other than in the United States will be imprinted with legends substantially in the following forms:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SURVIVING CORPORATION'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE SURVIVING CORPORATION AND IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE SURVIVING CORPORATION) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE SURVIVING CORPORATION. HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY MAY NOT BE CONDUCTED BY THE HOLDER HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


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


         1.11 FURTHER TRANSFER RESTRICTIONS.

                  (a) In addition to the transfer restrictions specified in
Section 1.10 of this Agreement, each holder of Parent Common Stock issued pursuant to this Agreement whether issued to an Acquired Corp Stockholders or otherwise, shall be subject to the following additional transfer restrictions:

                           (i) None of the Parent Common Stock may be
transferred within 12 months of the issuance of such stock to the holder thereof;

                           (ii) Following the expiration of 12 months from the
issuance of the Parent Common Stock to the holder thereof, fifty percent (50%) of Parent Common Stock held by such holder will be available for transfer subject, at all times, to applicable securities regulations; and

                           (iii) Following the expiration of 24 months from the
issuance of the Parent Common Stock to the holder thereof, the balance of the Parent Common Stock held by such holder will be available for transfer subject, at all times, to applicable securities regulations.

                  (b) In addition to the transfer restrictions specified in
Section 1.10 of this Agreement, each Acquired Corp officer and director and any of their agents, relatives, affiliates and any entities controlled by Acquired Corp's officers or directors and each holder of five percent (5%) or more of Parent Common Stock issued pursuant to this Agreement ("Parent Common Stock Insider") whether issued to Acquired Corp Stockholders or otherwise, shall be subject to the following additional transfer restrictions:

                           (i) None of the Parent Common Stock may be
transferred by any Parent Common Stock Insider within 12 months of the issuance of such stock to the holder thereof;

                           (ii) Following the expiration of 12 months from the
issuance of the Parent Common Stock to the Parent Common Stock Insider, twenty-five percent (25%) of the Parent Common Stock held by such holder shall be available for transfer subject, at all times, to applicable securities regulations;


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


                           (iii) Following the expiration of 18 months from the
issuance of the Parent Common Stock to the Parent Common Stock Insider, an additional twenty-five percent (25%) of the Parent Common Stock held by such holder shall be available for transfer subject, at all times, to applicable securities regulations;

                           (iv) Following the expiration of 24 months from the
issuance of the Parent Common Stock to the Parent Common Stock Insider, an additional twenty-five percent (25%) of the Parent Common Stock held by such holder shall be available for transfer subject, at all times, to applicable securities regulations; and

                           (v) Following the expiration of 30 months from the
issuance of the Parent Common Stock to the holder thereof, the balance of the Parent Common Stock held by such holder will be available for transfer subject, at all times, to applicable securities regulations.

Acquired Corp shall notify each Acquired Corp Shareholder, in writing, and Acquired Entities and their shareholders, in writing, if shares are issued pursuant to Section 1.6(b) that the Parent Common Stock is subject to the restrictions specified herein. During the time the Parent Common Stock is subject to the restrictions stated within this Section 1.11, the Parent Common Stock must be pledged with an attorney licensed to practice in the United States until such time as the restrictions no longer apply. All holders of Parent Common Stock are strictly forbidden from pledging their shares to a brokerage house or bank.

         1.12 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either Acquired Corp, Acquiring Corp, or Acquired Entities or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Acquired Corp or Acquiring Corp or Acquired Entities, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of Acquired Corp, or Acquiring Corp, or Acquired Entities, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Acquired Corp, or Acquiring Corp, or Acquired Entities, as applicable, and otherwise to carry out the purposes of this Agreement.

         1.13 BRIDGE LOAN. Upon the execution of this Agreement by all Parties hereto, Parent will provide Acquired Corp with a bridge loan of $250,000. Acquired Corp agrees to keep detailed records accounting for the uses of the bridge loan funds. Acquired Corp shall provide such accounting to Parent upon five (5) days written request by Parent.


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


2. REPRESENTATIONS AND WARRANTIES CONCERNING THE ACQUIRED CORP AND THE ACQUIRED ENTITIES.

Acquired Corp represents and warrants to Parent and Acquiring Corp that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this Section 2, except as set forth in the disclosure schedules, if any, Acquired Corp has delivered to Parent on the date hereof).

         2.1 ORGANIZATION. Acquired Entities and Acquired Corp are entities which are duly organized, validly existing and in good standing under the laws of the jurisdiction of each companies' creation, formation or organization and each has all requisite power and authority and all necessary governmental approval to carry on its business as each has been and is now being conducted and any businesses in which it currently proposes to engage. Acquired Entities and Acquired Corp are duly qualified or licensed as a foreign entity to do business, and are in good standing, in each jurisdiction where such qualification or license is required, except where the failure so to qualify would not have a Material Adverse Effect.

         2.2 CAPITALIZATION; OPTIONS AND OTHER RIGHTS.

                  (a) The total authorized shares of capital stock of Acquired Corp consists of 10,000,000 shares of Acquired Corp Common Stock, of which 10,000,000 shares are issued and outstanding. No shares of preferred stock are authorized. All of the issued and outstanding shares of Acquired Corp Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Acquired Corp Capital Stock has been issued, and none of the Acquired Corp Capital Stock will be issued, in violation of the preemptive rights of any Acquired Corp Stockholder. The issued and outstanding shares of Acquired Corp Common Stock have been issued in compliance in all material respects with applicable Federal and state securities laws and regulations.

                  (b) There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from Acquired Corp or Acquired Entities or granting to Acquired Corp or Acquired Entities any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of Acquired Corp or Acquired Entities, whether or not presently issued or outstanding, nor are there any outstanding securities of Acquired Corp or Acquired Entities or any other entity which are convertible into or exchangeable for other securities of Acquired Corp or Acquired Entities, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from Acquired Corp or Acquired Entities or any other Person any securities so convertible or exchangeable.


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


                  (c) There are no proxies, agreements or understandings with respect to the voting of any of the shares of Acquired Corp Capital Stock or the direction of the business operations or conduct of Acquired Corp, except as contemplated by this Agreement.

                  (d) SCHEDULE 2.2 sets forth a true and complete list of all holders of Acquired Corp Capital Stock (including the amount and type of security beneficially owned by such holder), together with the address of each such stockholder as currently shown on Acquired Corp's books and records.

                  (e) To the Best Knowledge of Acquired Corp, no stockholder of any of the Acquired Entities or Acquired Corp is a party to any (i) contract that would require such stockholder to sell, transfer or otherwise dispose of any Capital Stock of any Acquired Entity or Acquired Corp (other than this Agreement) or (ii) other contract with respect to any capital stock of any Acquired Entity or Acquired Corp.

         2.3 AUTHORITY; NO CONFLICTS; CONSENTS.

                  (a) Acquired Corp has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Acquired Corp has been duly authorized and approved by all necessary corporate or other action, including, but not limited to, shareholders' consent, and no other corporate or other proceedings on the part of Acquired Corp are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Acquired Corp and is the legal, valid and binding obligation of Acquired Corp, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) The execution, delivery and performance by Acquired Corp of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Acquired Corp, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to any of the Acquired Entities or Acquired Corp, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which any of the Acquired Entities or Acquired Corp is a party or by which any of their respective assets may be bound, except for violations, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (c) The execution and delivery of this Agreement by Acquired Corp does not, and the performance by Acquired Corp of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification of any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) the approval of the Acquired Corp Stockholders and (iii) any such consent, approval, authorization, permission, notice or filing which, if not obtained or made, would not have a Material Adverse Effect.

                  (d) The Board of Directors of each Acquired Entity and Acquired Corp is properly constituted. The Board of Directors of Acquired Corp has approved this Agreement and the transactions contemplated hereby, has determined that the terms of the Merger are in the best interests of the Acquired Corp Stockholders, and has resolved to recommend the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the Acquired Corp Stockholders.

                  (e) Pursuant to the provisions of the DGCL, the Certificate of Incorporation of Acquired Corp, the By-laws of Acquired Corp and any other applicable law, the only approval of Acquired Corp Stockholders required to approve the Merger and to approve and adopt this Agreement and the transactions contemplated hereby is the approval of (i) a majority of the outstanding shares of Acquired Corp Common Stock entitled to vote.

         2.4 CHARTER DOCUMENTS. Acquired Corp has previously furnished to Parent a true, complete and correct copy of the Certificate of Incorporation and By-laws of Acquired Corp and the incorporation and governing documents of each of the Acquired Entities, in each case as in effect as of the date of this Agreement. No Acquired Entity or Acquired Corp is in violation of any provision of any document referred to in the foregoing sentence, other than violations that would not have a Material Adverse Effect.

         2.5 FINANCIAL STATEMENTS.

                  (a) On the Closing date, Acquired Corp will furnish to Parent true and complete copies of the unaudited consolidated balance sheet; (the "Balance Sheet") statements of operations, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 2000 and December 31, 2001, or if Acquired Corp and Acquired Entities do not report on a calendar year basis, the fiscal year ending closest to that date, and for the interim period ended March 31, 2002 for Acquired Corp and the Acquired Entities;

                  (b) The Financial Statements were each prepared on the basis of the books and records of the Acquired Entities and Acquired Corp (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the consolidated financial position of the Acquired Entities and Acquired Corp as of the dates thereof and the consolidated results of the operations and changes in stockholders' equity and cash flows of the Acquired Entities and Acquired Corp for each of the periods then ended in conformity with GAAP.

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                  (a) Except as set forth in the notes to the Financial Statements, none of the Acquired Entities nor the Acquired Corp has any liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is materially in excess of amounts shown or reserved therefor in the Financial Statements other than (a) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Financial Statements and (b) liabilities or obligations incurred after the date of the Balance Sheet incurred in the ordinary course of business and consistent with past practice.

                  (b) None of the Acquired Entities nor Acquired Corp has any Indebtedness which has not been incurred in the ordinary course of business and consistent with past practice.

         2.7 OPERATIONS AND OBLIGATIONS.

                  (a) Except as reported on the Balance Sheet, since December 31, 2001:

                      (i) there has been no event or condition that has had or
                       would have a Material Adverse Effect; and

                      (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which would have a Material Adverse Effect.

                  (b) Except for actions required to be taken hereunder or approved in advance thereof by Parent in writing, since December 31, 2001, Acquired Entities and Acquired Corp have conducted their businesses only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 2001, except as otherwise disclosed to Parent in writing, none of the Acquired Entities nor Acquired Corp has:

                      (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

                      (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds (other than inter-company debt) in excess of $20,000 or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized, which lease has a capitalized value in excess of $20,000;

                      (iii) other than liabilities reflected or reserved against in the Balance Sheet and liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practice, paid any obligation or liability (absolute or contingent) in excess of $20,000;

                      (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any capital stock;

                      (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which any Acquired Entity or Acquired Corp is a party;

                      (vi) undertaken or committed to undertake capital expenditures exceeding $15,000 for any single project or related series of projects;

                      (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the Balance Sheet having an aggregate value of greater then $20,000 or any assets acquired by any Acquired Entity or Acquired Corp after December 31, 2001 having an aggregate value of greater than $20,000, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted
                      Liens:

                      (viii) canceled any debts owed to or claims held by any Acquired Entity or Acquired Corp in excess of $20,000 per obligation (including the settlement of any claims or litigation);

                      (ix) entered into or become committed to enter into any other material transaction involving more than $15,000 except in the ordinary course of business;

                      (x) except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of any Acquired Entity or Acquired Corp, amended any Benefit Plan or modified any other benefits made available to any such employees;

                      (xi) made any change in the accounting principles or made any material change in accounting practices used by any Acquired Entity or Acquired Corp, in each case, from those applied in the preparation of the Financial Statements; or

                      (xii) taken any of the actions which, under Section 4.2, it is prohibited from taking between the date hereof and the Closing Date.

                  (c) There are no accrued and unpaid dividends or distributions with respect to the any capital stock of any Acquired Entity or Acquired Corp.

         2.8 PROPERTIES. Acquired Corp and the Acquired Entities have good, marketable, and indefeasible title to, or a valid leasehold interest in, all buildings, machinery, equipment, and other tangible assets (i) located on their premises, shown on the Financial Statements, or acquired after the date thereof and (ii) necessary for the conduct of their business as currently conducted and as currently proposed to be conducted, in each case free and clear of all encumbrances, except for properties and assets disposed of in the ordinary course of business since the date thereof and except for Permitted Liens. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used and currently is proposed to be used.

         2.9 CONTRACTS. SCHEDULE 2.9 lists any of the following:

                  (a) Each contract or commitment which creates an obligation, on the part of the Acquired Entities or Acquired Corp in excess of obligations created in the normal and usual course of business and not described in clauses
(b) through (k) below;

                  (b) Each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where an Acquired Entity or Acquired Corp is a lender, borrower or guarantor, in a principal amount in excess of $15,000;

                  (c) Each written contract or commitment restricting an Acquired Entity or Acquired Corp from engaging in any line of business;

                  (d) Each written contract to which any Acquired Entity or Acquired Corp is a party which contains a provision relating to a change in control of such Acquired Entity or Acquired Corp that (i) permits the other party thereto to modify in any material respect or to terminate such contract or
(ii) requires notice to such other party of such change in control of such Acquired Entity or Acquired Corp;

                  (e) Each written contract or commitment in excess of $20,000 to which any Acquired Entity or Acquired Corp is a party for any charitable contribution;

                  (f) Each written joint venture or partnership agreement to which any Acquired Entity or Acquired Corp is a party;

                  (g) Each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller, original equipment manufacturing, technology transfer, source code license or other license or other agreement containing the right to sublicense software and/or technology, in each case, to which any Acquired Entity or Acquired Corp is a party;

                  (h) Each written agreement in excess of $20,000 to which any Acquired Entity or Acquired Corp is a party with respect to any assignment, discounting or reduction of any receivables of such Acquired Entity or Acquired Corp;

                  (i) Each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties of any Acquired Entity or Acquired Corp having a value in excess of $20,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

                  (j) Each written employment or consulting contract entered into by any Acquired Entity or Acquired Corp which is currently in effect; and

                  (k) Each supply agreement to which any Acquired Entity or Acquired Corp is a party that such Acquired Entity or Acquired Corp could not readily replace without a material impact on such Acquired Entity or Acquired Corp.

Except as set forth in Schedule 2.9, (i) to the Best Knowledge of Acquired Corp, there are no oral contracts or commitments of the types described in this
Section 2.9 which create an obligation on the part of any Acquired Entity or Acquired Corp which are individually in excess of $20,000 or in the aggregate in excess of $50,000, (ii) there are no contracts or commitments between any Acquired Entity or Acquired Corp and any Affiliate or between Acquired Corp or Acquired Entity and any Affiliate that is not listed on any other schedule,
(iii) there are no contracts, commitments or arrangements between any Acquired Entity or Acquired Corp and any employee or between Acquired Corp or any Acquired Entity and any employee which require the payment of any compensation upon the occurrence of change in control of such Acquired Entity or Acquired Corp, (iv) there are no contracts or arrangements to which any Acquired Entity or Acquired Corp is a party, except this Agreement, which require notice to, the consent of, or other than with respect to services provided in connection with the Merger, any payment of any compensation (whether as a penalty, liquidated damages or otherwise) to any party with respect to the Merger or any of the transactions contemplated hereby or in the event of the termination of such contract or arrangement on or following the Effective Time, (v) there are no contracts to which any Acquired Entity or Acquired Corp is a party which would create rights in any Person against Parent or any of its Affiliates (other than rights against the Acquired Entities or Acquired Corp and as in effect on the Closing Date) and (vi) Acquired Corp and Acquired Entities have been duly authorized to enter into each of the contracts listed in 2.9 and each of the contracts listed in 2.9 is binding and enforceable in accordance with its terms.

         2.10 ABSENCE OF DEFAULT. Except as disclosed to Parent, in writing:

                  (a) Each of the agreements listed on SCHEDULE 2.9 that creates obligations of any Person in excess of $20,000 is, and, after giving effect to the Merger, will be, valid and binding and in full force and effect, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without notice to, the consent, approval or act of, or the making of any filing with, any other Person;

                  (b) All of the Acquired Entities and Acquired Corp have fulfilled and performed in all material respects their obligations under each such agreement to which they are a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof;

                  (c) No Acquired Entity or Acquired Corp are alleged in writing to be, and no other party to any such agreement is, in default under, nor is there alleged in writing to be any basis for termination of, any such agreement;

                  (d) No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by any Acquired Entity or Acquired Corp or by any such other party; and

                  (e) No Acquired Entity or Acquired Corp is currently renegotiating any such agreement or paying liquidated damages in lieu of performance thereunder.

         2.11 LITIGATION AND GOVERNMENTAL ENFORCEMENT. To the Best Knowledge of each entity, none of the Acquired Entities, Acquired Corp or any of their affiliates, officers, directors or shareholders owning 5% or over of each entities capital stock is a party to any action, suit, arbitration, legal or administrative proceeding or investigation pending or threatened against it by any federal, state, municipal or governmental body, including, but not limited to, the SEC nor any they acting on behalf of such governmental bodies. To the Best Knowledge of each entity, none of the Acquired Entities, Acquired Corp or any of their affiliates, officers, directors or shareholders owning 5% or over of each entities capital stock have ever been fined, sanctioned, disciplined or imprisoned for any securities violation. There is no judgment, order, writ, injunction or decree of any court, governmental agency, tribunal or other governmental or regulatory authority as to which any of the assets, properties or business of any Acquired Entity, Acquired Corp or any of their affiliates, officers, directors or shareholders owning 5% or over of each entities capital stock is subject. Acquired Corp and Acquired Entities agree to immediately provide Parent and Acquiring Corp with written notification of any inquiry by any of the aforementioned regulatory bodies should they receive notice of same prior to the Effective Time.

         2.12 COMPLIANCE WITH LAW.

                  (a) Each Acquired Entity and Acquired Corp have complied in all respects with, and are not in violation of, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which they or their business is subject other than failures to comply and violations which do not have a Material Adverse Effect; and

                  (b) Each Acquired Entity and Acquired Corp have obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and (ii) which, the failure of any Acquired Entity or Acquired Corp to possess, would not subject such Acquired Entity or Acquired Corp to penalties or fines exceeding $50,000 in the aggregate ("Immaterial Authorizations").

         2.13 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 2.13(a) contains a summary description of each Patent owned by Acquired Entities and Acquired Corp. All Patents required to be listed that have been registered with the United States Patent and Trademark Office, with a corresponding state office or with any international patent and/or trademark office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date. No Patent required to be listed has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with respect to any such Patent.

                  (b) SCHEDULE 2.13(b) lists each Trademark owned or held by any Acquired Entity or Acquired Corp. All Trademarks required to be listed that have been registered with the United States Patent and Trademark Office, with a corresponding state office or with any international patent and /or trademark office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date. No Trademark required to be listed has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with the respect to any such Trademark. All products and materials containing a Trademark required to be listed bear the proper legal notice where permitted by law.

                  (c) The Acquired Entities and Acquired Corp have taken all reasonable precautions to protect the secrecy, confidentiality, and value of each of their Trade Secrets, the loss of which would have a Material Adverse Effect (such Trade Secrets being referred to in this Agreement as "Material Trade Secrets"). To the Best Knowledge of Acquired Corp, no Material Trade Secret of Acquired Entities or Acquired Corp is part of the public knowledge or literature, or has been used, divulged, or appropriated either for the benefit of any third person or to any of the Acquired Entities' or Acquired Corp's detriment. No Material Trade Secret is subject to any adverse claim nor has any adverse claim been threatened with respect to any such Material Trade Secret and there is no basis therefor.

                  (d) All Acquired Entities and Acquired Corp own or have the right to use all Intellectual Property necessary to operate their business as currently conducted. Each item of Intellectual Property that each Acquired Entity and Acquired Corp owns or uses immediately prior to the Closing will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing.

                  (e) To the Best Knowledge of Acquired Corp, none of the Acquired Entities or Acquired Corp has interfered with, infringed upon, misappropriated, or otherwise violated or come into conflict with any other person's Intellectual Property ("Third Party Intellectual Property"). None of the Acquired Entities or Acquired Corp has received any notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that any of the Acquired Entities or Acquired Corp must license or refrain from using any Third Party Intellectual Property) and is not aware of any basis for such notice or claim. To the Best Knowledge of Acquired Corp, no third person has any Third Party Intellectual Property that interferes or would be likely to materially interfere with any Acquired Entities' or Acquired Corp's use of any Intellectual Property. To the Best Knowledge of Acquired Corp, no Acquired Entity will materially interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Third Party Intellectual Property Rights as a result of the continued operation of its businesses as currently conducted. To the Best Knowledge of Acquired Corp, no other person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Acquired Entity's Intellectual Property.

                  (f) SCHEDULE 2.13(f) identifies each contract pursuant to which any Acquired Entity or Acquired Corp has granted to a third party rights under or with respect to any of its Intellectual Property (together with any exceptions). SCHEDULE 2.13(f) further identifies each contract pursuant to which any Acquired Entity or Acquired Corp has a right to use any Third Party Intellectual Property. All of the Acquired Entities and Acquired Corp have made available to Parent correct and complete copies of all contracts with respect to such use as amended to date.

                  (g) All former and current employees of each Acquired Entity and Acquired Corp whose position required the development of Intellectual Property for such Acquired Entity and Acquired Corp have executed written contracts with the applicable Acquired Entity and Acquired Corp that assign to such Acquired Entity all rights to any inventions, improvements, discoveries or information relating to the business of Acquired Entities and Acquired Corp; and no employee of any Acquired Entity or Acquired Corp has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to any person other than the Acquired Entity and Acquired Corp.

                  2.14 TAX MATTERS. Except as disclosed to Parent in writing,
(a) each Acquired Entity and Acquired Corp have filed all Tax Returns required to be filed; (b) (A) all such Tax Returns are complete and accurate in all material respects, except to the extent that a reserve for Taxes has been established on the Balance Sheet, and (B) all Taxes shown to be due on such Tax Returns have been timely paid; (c) all Taxes (whether or not shown on any Tax

Return) owed by any Acquired Entity and Acquired Corp have been timely paid or the applicable Acquired Entity and Acquired Corp has established or caused to be established adequate reserves therefor on its consolidated financial statements on at least a quarterly basis; (d) None of the Acquired Entities or Acquired Corp have waived or been requested to waive any statute of limitations in respect of Taxes, which waiver or request is still in effect; (e) none of the Tax Returns referred to in clause (a) have been examined by the Internal Revenue Service or any applicable taxing authorities; (f) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of any of the Acquired Entities or Acquired Corp; (g) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) have been paid in full or have been reserved against and entered into the books and records of each Acquired Entity and Acquired Corp; (h) there are no liens for Taxes upon the assets of any Acquired Entity or Acquired Corp except liens relating to current Taxes not yet due and payable; (i) all Taxes which any Acquired Entity or Acquired Corp is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of such Acquired Entity and Acquired Corp; (j) none of the Acquired Entities or Acquired Corp is a party to any tax sharing or indemnification agreement; (k) no Acquired Entity or Acquired Corp is a "United States Real Property Holding Company" as defined in section 897 of the Code; (l) during the five-year period ending on the date hereof, none of the Acquired Entities or Acquired Corp have a distributing corporation or a controlled corporation in a transaction intended to be governed by section 355 of the Code; (m) no election has been made under section 301.7701-3 or any similar provision of Tax law to treat any Acquired Entity, any Affiliate of any Acquired Entity or Acquired Corp as an association, corporation or partnership; (n) None of the Acquired Entities or Acquired Corp is disregarded as an entity for U.S. federal income tax purposes; (o) none of Acquired Corp's or Acquired Corp net operating loss is "dual consolidated loss" as defined in section 1503 of the Code; and (p) none of Acquired Corp's non-U.S. subsidiaries is a "passive foreign investment company" as defined in section 1297 of the Code or a "foreign personal holding company" as defined in section 553 of the Code.

         2.15 EMPLOYEE BENEFIT PLANS.

                  (a) All amounts which any Acquired Entity or Acquired Corp is required by law or by agreement with its employees to deduct from such employees' salaries and/or transfer to such employees' pension, life insurance, incapacity insurance, continuing education fund or other plans have been duly paid into the appropriate fund or funds, and no Acquired Entity or Acquired Corp has any outstanding obligation to make any such transfer or provision.

                  (b) None of the Acquired Entities or Acquired Corp has any "employee pension benefit plan" (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or "employee welfare benefit plans" (as defined in section 3(1) of ERISA). Each Acquired Entity and Acquired Corp have made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iii) each trust agreement and group annuity contract relating to any Benefit Plan and (iv) all correspondence with the IRS, the United States

Department of Labor or other governmental entity relating to any outstanding controversy or audit. Except as could not reasonably be expected to have a Material Adverse Effect, each Benefit Plan has been administered in accordance with its terms.

                  (c) None of the Acquired Entities or Acquired Corp have maintained, contributed to or been obligated to contribute to any plan that is subject to Title IV of ERISA.

                  (d) No employee of any Acquired Entity or Acquired Corp will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

         2.16 EXECUTIVE EMPLOYEES.

                  (a) SCHEDULE 2.16 lists the names, titles and current annual salary rates of and bonuses paid in the years 1999 through 2001 or currently payable to all present officers and employees of each Acquired Entity and Acquired Corp whose annual base salary in such year exceeded $50,000 (the "Executive Employees").

                  (b) None of the Acquired Entities or Acquired Corp has any employment agreement with, or maintains any employee benefit plan (within the meaning of section 3(3) of ERISA) with respect to, any Executive Employees. There are no agreements with respect to any Executive Employees which would obligate Acquired Corp or any of the Acquired Entities to make any payment or provide any benefit the deduction of which is limited by section 280G of the Code or that could be subject to tax under section 4999 of the Code.

         2.17 EMPLOYEES.

                  (a) There are no controversies pending or threatened between any Acquired Entity and any of their employees or between Acquired Corp and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect;

                  (b) None of the Acquired Entities or Acquired Corp is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations;

                  (c) None of the Acquired Entities or Acquired Corp is subject to, nor do any of its employees benefit from, any payment or undertaking with respect to the terms of their employment (including, without limitation, amounts payable in respect of severance pay) that is not usual and customary for an individual with similar duties and responsibilities;

                  (d) None of the Acquired Entities or Acquired Corp is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by any Acquired Entity or Acquired Corp, nor are there any activities or proceedings of any labor union to organize any such employees;

                  (d) None of the Acquired Entities or Acquired Corp has received any written notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to it, and no such investigation is in progress.

         2.18 NO ENVIRONMENTAL MATTERS. None of the Acquired Entities or Acquired Corp has received any notice of nor is aware of any environmental matters which could have a Material Adverse Effect.

         2.19 BANK ACCOUNTS, LETTERS OF CREDIT AND POWERS OF ATTORNEY. SCHEDULE
2.19 has been separately provided to Parent under an agreement of confidentiality and lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each Acquired Entity and Acquired Corp (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto),
(b) all outstanding letters of credit issued by financial institutions for the account of each Acquired Entity and Acquired Corp (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the material terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of such Acquired Entity and Acquired Corp. Each Acquired Entity and Acquired Corp has heretofore delivered to Parent true, correct and complete copies of each letter of credit and each power of attorney described in SCHEDULE 2.19.

         2.20 SUBSIDIARIES. SCHEDULE 2.20 sets forth each Subsidiary of any Acquired Entity and Acquired Corp (a) its name and jurisdiction of creation, formation, or organization, (b) if such Subsidiary is a corporation, (i) the number of authorized equity interests of each class of its equity interests,
(ii) the number of issued and outstanding equity interests of each class of its equity interests, the names of the holders thereof, and the number of equity interests held by each such holder, and (iii) the number of equity interests held in treasury, and (c) if such Subsidiary is not a corporation, (i) the class of equity interests created under such Subsidiary's organizational documents and
(ii) the holder(s) of such equity interests. All of the issued and outstanding equity interests of each Subsidiary (A) that is a corporation have been duly authorized and are validly issued, fully paid, and nonassessable and (B) that is not a corporation have (i) been duly created pursuant to the laws of the jurisdiction of such Subsidiary, (ii) have been issued and paid for in accordance with the organizational documents governing such Subsidiary, and
(iii) are fully paid and nonassessable and require no further capital contribution, loans, or credit support. Each Acquired Entity and Acquired Corp holds of record and owns beneficially all of the outstanding equity interests of the Subsidiaries, free and clear of any encumbrances (other than restrictions under the Securities Act and state securities laws). No options or warrants exist or are authorized with respect to any Subsidiaries or their equity interests and no such options or warrants will arise in connection with the transactions. No Subsidiary is obligated to redeem or otherwise acquire any of its equity interests.

         2.21 AFFILIATE TRANSACTIONS. Except as previously disclosed to Parent,
(a) no officer or director of any Acquired Entity or Acquired Corp has any significant interest in any Person that is engaged in a business which is in competition with the business of the Acquired Entities or Acquired Corp and (b) no officer or director of any Acquired Entity or Acquired Corp is a supplier to, or a customer of, such Acquired Entity or Acquired Corp, or is a party to any contract.

         2.22 INSURANCE. SCHEDULE 2.22 lists all policies of insurance maintained, owned or held by each Acquired Entity and Acquired Corp as of the date hereof. Each Acquired Entity and Acquired Corp shall use all commercially reasonable efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date. To the best knowledge of such entity, each Acquired Entity and Acquired Corp has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner, other than instances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the Best Knowledge of such entity, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of any Acquired Entity or Acquired Corp thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

         2.23 LEASES. SCHEDULE 2.23 lists all outstanding leases, both capital and operating, or licenses, pursuant to which any Acquired Entity or Acquired Corp has (i) obtained the right to use or occupy any real or personal property where the value of such personal property exceeds $10,000 in the case of any single lease or $20,000 in the aggregate, or (ii) granted to any other Person the right to use any property described in SCHEDULE 2.23.

         2.24 PRODUCT WARRANTY. Each product designed, manufactured, sold, leased, or delivered by any Acquired Entity or Acquired Corp has been in material conformity with all applicable law, contracts, and all express and implied warranties, and no Acquired Entity or Acquired Corp has any material liability (and there is no basis for any present or future action against it giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the ordinary course of business, consistent with GAAP. No product designed, manufactured, sold, leased, or delivered by any Acquired Entity or Acquired Corp is subject to any guaranty, warranty, or other indemnity or similar liability beyond the applicable standard terms and conditions of sale or lease.

         2.25 PRODUCT LIABILITY. No Acquired Entity or Acquired Corp, to their respective Best Knowledge, has any liability (and there is no basis that is known to any Acquired Entity or Acquired Corp for any present or future action against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased, or delivered by any Acquired Entities or Acquired Corp.

         2.26 COMPLETE COPIES OF MATERIALS. Each Acquired Entity and Acquired Corp has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of the Acquired Entities and Acquired Corp.

         2.27 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including the schedules), or any contract or document executed in connection herewith or delivered pursuant hereto or made available or furnished to Parent or its representatives by any Acquired Entity or Acquired Corp contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the information contained therein not misleading. Each Acquired Entity and Acquired Corp have provided Parent with correct and complete copies of all documents listed or described in the Schedules.

         2.28 ACQUIRED CORP REVIEW. Each Acquired Corp Stockholder and Acquired Entity Shareholder that has consented to the Merger has agreed that Acquired Corp may represent and warrant to the following on behalf of such stockholder and for the benefit of Parent.

Acquired Corp represents and warrants that to its Best Knowledge:

                  (a) Each Acquired Corp Stockholder and each Acquired Entity Shareholder who will be receiving Parent Common Stock and whose address on the books and records of Acquired Corp and Acquired Entities is within the United States or its territories or possession is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect; or the total number of non-accredited, sophisticated shareholders entitled to receive Parent Common Stock does not exceed 35.

                  (b) As to each Acquired Corp Stockholder and Acquired Entity Shareholder whose address on the books and records of Acquired Corp and Acquired Entities is other than within the United States or its territories or possession, such Acquired Corp Stockholder and Acquired Entity Shareholder (i) is not a U.S. Person within the meaning of Regulation S under the Securities Act and is not acquiring the Parent Common Stock for the account or the benefit of a U.S. Person and (ii) will resell the Parent Common Stock, subject at all times to the additional transfer restrictions stated in this Agreement, only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and will not engage in hedging transactions with regard to the Parent Common Stock unless in compliance with the Securities Act.

         2.29 REORGANIZATION. None of the Acquired Entities or Acquired Corp has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

         2.30 ACQUIRED ENTITIES. The net annual earnings of the Acquired Entities, for the calendar year ended December 31, 2001, will equal or exceed $2,000,000. Net earnings shall be determined according to GAAP as verified by financial statements, which have been audited by an independent accounting firm. One of the Acquired Entities shall be DigiLogic, Plc. Prior to Closing, Acquired Corp will enter into a 10 year exclusive agreement with Greater China Technology, Inc., pursuant to which Acquired Corp will be granted (i) the exclusive worldwide right to market, sell and distribute the software products and programming services of Greater China Technology, Inc. outside of Greater China (China, Taiwan, and Hong Kong) and (ii) the right to acquire all the assets of Greater China Technology, Inc. on terms and conditions as negotiated by Acquired Corp and Greater China Technology, Inc.

3. REPRESENTATIONS AND WARRANTIES OF ACQUIRING CORP AND PARENT.

Each of Acquiring Corp and Parent represents and warrants to each Acquired Corp as follows:

         3.1 ORGANIZATION. Parent and Acquiring Corp is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and has all requisite corporate and authority and all necessary governmental approvals to enter into this Agreement and the transactions contemplated hereby to be performed by it.

         3.2 CAPITAL STRUCTURE.

                  (a) SCHEDULE 3.2(a) sets forth the authorized capitalization of Parent and the number of shares of each class or series of Parent's capital stock ("Parent Common Stock") that are issued and outstanding as of the date of this Agreement, including the number of shares of Parent's common stock that are so issued and outstanding and the number of shares of Parent Common Stock that
(A) have been reserved for conversion of shares of any class of stock that is convertible into Parent Common Stock ("Parent Convertible Shares"), (B) have been reserved for issuance upon exercise of warrants to purchase shares of Parent Common Stock ("Reserved Parent Warrant Shares") and (C) shares that have been reserved for issuance upon exercise of options to purchase shares of Parent Common Stock ("Reserved Parent Option Shares"). All of the issued and outstanding shares of Parent Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. All the Parent Common Stock when issued upon the conversion of the Parent Convertible Shares, all the Reserved Parent Warrant Shares, when issued upon the exercise of the underlying warrants, and all the Reserved Parent Option Shares, when issued upon the due exercise of the underlying options, will be duly and validly authorized and issued and fully paid and nonassessable. All the shares of Parent Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Parent Common Stock has been issued and none of the Parent Common Stock will be issued in violation of the preemptive rights of any stockholder of Parent. The issued and outstanding Parent Common Stock has been issued, and the Parent Convertible Shares, the Reserved Parent Warrant Shares and the Reserved Parent Option Shares will be issued, in compliance in all material respects with all applicable Federal and state securities laws and regulations. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly and validly authorized and issued, will be fully paid and nonassessable and will be issued in compliance with all applicable Federal and state securities laws and regulations. The authorized capital stock of Acquiring Corp consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 1,000 shares are issued and outstanding and 5,000,000 shares of preferred stock, $0.001 par value per share, of which none are issued and outstanding.

                  (b) Except as set forth in SCHEDULE 3.2(b), there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from Parent or granting to Parent any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of Parent, whether or not presently issued or outstanding, nor are there any outstanding securities of Parent, or any other entity which are convertible into or exchangeable for other securities of Parent, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from Parent or any other Person any securities so convertible or exchangeable, nor, to the Best Knowledge of Parent, are there any proxies, agreements or understandings with respect to the voting of the Parent Common Stock or the direction of the business operations or conduct of Parent, except as contemplated by this Agreement.

         3.3 AUTHORITY; NO CONFLICTS; CONSENTS.

                  (a) Each of Parent and Acquiring Corp has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by each of Parent and Acquiring Corp has been duly authorized and approved by the Acquiring Corp by all necessary corporate action and no other corporate proceedings other than actions previously taken on the part of each of Parent or Acquiring Corp are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Parent and Acquiring Corp and is the legal, valid and binding obligation of each of Parent and Acquiring Corp enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) The execution, delivery and performance by each of Parent and Acquiring Corp of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the certificate of incorporation or by-laws of either Parent or Acquiring Corp, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Parent or Acquiring Corp taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Parent or Acquiring Corp is a party or by which any of the properties of Parent or Acquiring Corp may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Parent or Acquiring Corp taken as a whole.

                  (c) The execution and delivery of this Agreement by each of Parent and Acquiring Corp does not, and the performance by each of Parent and Acquiring Corp of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) the approval of the stockholders of Parent, (iii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Exchange Act and applicable state securities laws, and
(iv) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Parent and Acquiring Corp or on the transactions contemplated by this Agreement.

         3.4 CHARTER DOCUMENTS. Parent has provided a copy of its Certificate of Incorporation and the By-laws as in effect as of the date of this Agreement. The Certificate of Incorporation and By-laws of Parent are each in full force and effect. Parent is not in violation of any provision of its Certificate of Incorporation or By-laws.

         3.5 FINANCIAL STATEMENTS.

                  (a) Parent has previously furnished to Acquired Corp true and complete copies of the following financial statements of Parent (the "PARENT FINANCIAL STATEMENTS"):

                      (i) the audited consolidated balance sheet as of and for its most recently completed fiscal year (the "PARENT BALANCE SHEET"), together with a report by its independent certified public accountants;

                      (ii) the audited consolidated statements of operations, stockholders' equity and cash flows as of and for its most recently completed fiscal year, together with a report by its independent certified public accountants;

                      (iii) the unaudited consolidated balance sheet as of its most recently completed fiscal quarter (the "PARENT UNAUDITED BALANCE SHEET"); and

                      (iv) the unaudited consolidated statements of operations, stockholders' equity and cash flows for the interim period, as of the last day of its most recently completed fiscal quarter.

                  (b) The Parent Financial Statements were prepared in accordance with GAAP (except, in the case of the unaudited consolidated financial statements, for normal and recurring year-end adjustments and the omission of footnotes). The Parent Financial Statements were prepared on the basis of the books and records of Parent (in each case, as of the date of such Parent Financial Statements) and present fairly, in all material respects, the consolidated financial position of Parent as of the dates thereof and the consolidated results of Parent's operations and changes in stockholders' equity and cash flows for each of the periods then ended in conformity with GAAP.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                  (a) Except as set forth in the notes to the Parent Financial Statements, Parent has no liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is materially in excess of amounts shown or reserved therefor in the Parent Financial Statements other than
(i) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Parent Financial Statements and (ii) liabilities or obligations incurred after the date of the Unaudited Parent Balance Sheet incurred in the ordinary course of business and consistent with past practice, it being understood that, for all purposes of this Agreement, Parent's ordinary course of business shall refer to the minimal business conducted by an inactive business with dormant or liquidating operations.

                  (b) Parent has no Indebtedness which has not been incurred in the ordinary course of business and consistent with past practice except as disclosed in the Parent Financial Statements.

         3.7 OPERATIONS AND OBLIGATIONS.

                  (a) Except as reported on the Parent Balance Sheet, since December 31, 2001, as to Parent:

                      (i) there has been no event or condition that has had or
                       would have a Material Adverse Effect; and

                      (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which could reasonably be expected to have a Material Adverse Effect.

                  (b) Since December 31, 2001, Parent has conducted its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 2001, Parent has not:

                      (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

                      (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds (other than intercompany debt) or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized;

                      (iii) paid any obligation or liability (absolute or contingent) other than liabilities reflected or reserved against in the Parent Balance Sheet and liabilities incurred since December 31, 2000 in the ordinary course of business consistent with past practice;

                      (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any Parent Common Stock;

                      (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which Parent is a party;

                      (vi) undertaken or committed to undertake capital expenditures exceeding $20,000 for any single project or related series of projects;

                      (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets March 31, 2001, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

                      (viii) canceled any debts owed to or claims held by Parent (including the settlement of any claims or litigation) other than intercompany debt;

                      (ix) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

                      (x) except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of Parent, amended any Benefit Plan or modified any other benefits made available to any such employees;

                      (xi) made any change in the accounting principles or made any material change in accounting practices used by Parent, in each case, from those applied in the preparation of the Parent Financial Statements; or

                      (xii) taken any of the actions which, under Section 5.2, it is prohibited from taking between the date hereof and the Closing Date.

                  (c) There are no accrued and unpaid dividends or distributions with respect to Parent Common Stock.

         3.8 EMPLOYEE BENEFIT PLANS.

                  (a) All amounts which Parent is required by law or by agreement with its employees to deduct from such employees' salaries and/or transfer to such employees' pension, life insurance, incapacity insurance, continuing education fund or other plans have been duly paid into the appropriate fund or funds, and Parent has no outstanding obligation to make any such transfer or provision.

                  (b) Parent does not have any "employee pension benefit plan" (as defined in section 3(2) of ERISA), or "employee welfare benefit plans" (as defined in section 3(1) of ERISA).
                  (c) Parent has not maintained, contributed to or been obligated to contribute to any plan that is subject to Title IV of ERISA.

                  (d) Since the date of the most recent audited consolidated financial statements, there has not been any adoption or amendment by Parent of any Benefit Plan, or any change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan, or any change in the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined.

                  (e) SCHEDULE 3.8(e) lists all outstanding Parent Options, showing for each such Option: (i) the name of the optionee, (ii) the number of shares issuable, (iii) the number of vested shares as of the date hereof and
(iv) the exercise price. None of the outstanding Parent Options is subject to acceleration or cancellation as a result of the Merger.

                  (f) Except as provided by this Agreement, no employee of Parent will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (g) Parent has not issued any Parent Common Stock under any restricted stock purchase arrangement and Parent is not a party to any restricted stock purchase arrangement.

         3.9 EMPLOYEES. SCHEDULE 3.9 contains true, full and accurate particulars of the names and salaries of all the employees and officers of Parent whose total compensation in Parent's last fiscal year exceeded $50,000. The salary figures set forth in SCHEDULE 3.9 include all remuneration payable, vacation pay balances, balances in pension funds, or customs, manager's insurance and any profit sharing commission, incentive or discretionary bonus arrangements to which Parent is a party. Except as previously disclosed by
Parent:

                  (a) There are no controversies pending or threatened between Parent and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect;

                  (b) Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent, nor are there any activities or proceedings of any labor union to organize any such employees;

                  (c) There is no strike, slowdown, work stoppage or lockout existing or threatened by, or with respect to, any employees of Parent; and

         3.10 TAX MATTERS. Except as previously disclosed by Parent: (a) Parent has filed all Tax Returns required to be filed; (b) (i) all such Tax Returns are complete and accurate in all material respects, except to the extent that a reserve for Taxes has been established on the unaudited balance sheet as of the end of its most recent fiscal year, and (ii) all Taxes shown to be due on such Tax Returns have been timely paid; (c) all Taxes (whether or not shown on any Tax Return) owed by Parent have been timely paid or Parent has established or caused to be established adequate reserves therefor on its financial statements on at least a quarterly basis; (d) Parent has not waived or been requested to waive any statute of limitations in respect of Taxes, which waiver or request is still in effect; (e) none of the Tax Returns referred to in clause (a) have been examined by the Internal Revenue Service; (f) to the Best Knowledge of Parent, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of Parent; (g) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) have been paid in full or have been reserved against and entered into the books and records of Parent; (h) there are no liens for Taxes upon the assets of Parent except liens relating to current Taxes not yet due and payable as are being contested in good faith; (i) all Taxes which Parent is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Parent in accordance with GAAP; and (j) Parent is not and has not been a member of any group of corporations filing a consolidated tax return for United States federal income tax purposes.

         3.11 MINUTE BOOKS. The minute books, if any, of Parent contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of organization of Parent through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material. Parent has provided true and complete copies of all such minute book to Acquired Corp's representatives.

         3.12 COMPLETE COPIES OF MATERIALS. Parent has delivered or made available true and complete copies of each document that has been requested by Acquired Corp or its counsel in connection with their legal and accounting review of Parent.

         3.13 REORGANIZATION. Parent has not taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

         3.14 SEC DOCUMENTS; UNDISCLOSED LIABILITIES. SCHEDULE 3.14 sets forth all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein (the "Parent SEC Documents")), if any, that Parent has filed with the SEC since the date that Parent filed its first document with the SEC. The Parent SEC Documents constitute all reports, schedules, forms, statements and other documents that Parent was required to file with the SEC under the Securities Act or the Exchange Act since the Parent filed its first document with the SEC. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. The financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

         3.15 ABSENCE OF CERTAIN CHANGES. Except for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement or in the Parent SEC Documents, since December 31, 2001, Parent has conducted its business only in the ordinary course, and there has not been (a) any event or occurrence which could have a Material Adverse Effect, (b) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, (c) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or any of its tax attributes or any settlement or compromise of any material income tax liability or (d) any change in control of Parent.

         3.16 INTERIM OPERATIONS OF ACQUIRING CORP. Acquiring Corp was formed solely for the purpose of engaging in transactions of the type contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         3.17 DISCLOSURE. No representation, statement, or information contained in this Agreement (including the schedules) or any contract or document executed in connection herewith or delivered pursuant hereto or made available or furnished to Acquired Corp or its representatives by Parent contains or will omit to state any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading. Parent has provided Acquired Corp with correct and complete copies of all documents listed or described in the Schedules.

4. ACQUIRED ENTITIES CONDUCT PENDING CLOSING; ACQUIRED ENTITIES COVENANTS.

         4.1 CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof until the Closing, Acquired Corp shall, and shall cause each Acquired Entity to:

                  (a) maintain its existence and remain in good standing;

                  (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

                  (c) maintain its business and accounting records consistently with its past practices; and

                  (d) use its Reasonable Best Efforts (i) to preserve its business intact, (ii) to keep available to each Acquired Entity the services of its present officers and employees, and (iii) to preserve for each Acquired Entity the goodwill of its suppliers, customers and others having business relations with such Acquired Entity.

         4.2 PROHIBITED ACTIONS PENDING CLOSING. Unless otherwise provided for herein or approved by Parent in writing, from the date hereof until the Closing, Acquired Corp shall not and shall cause each Acquired Entity not to:

                  (a) issue or sell or authorize for issuance as sale, or grant any options or make other agreements with respect to, any shares of capital stock or any of its securities;

                  (b) increase the number of shares eligible for grant under any stock option;

                  (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (d) acquire (including by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof;

                  (e) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

                  (f) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

                  (g) make any material Tax election or settle or compromise any material federal, state, local or foreign Tax liability;

                  (h) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

                  (i) except in connection with the sale of any Acquired Entity's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

                  (j) announce an intention, commit or agree to do any of the foregoing.

         4.3 ACCESS; DOCUMENTS; SUPPLEMENTAL INFORMATION. From and after the date hereof until the Closing, Acquired Corp shall afford to (a) the officers, independent certified public accountants, counsel and other representatives of Acquiring Corp and Parent, upon reasonable notice, free and full access at all reasonable times, to the properties, books and records, including tax returns filed and those in the process of being prepared by each Acquired Entity, and the right to consult with the officers, employees, accountants, counsel and other representatives, of each Acquired Entity in order that Acquiring Corp and Parent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of each Acquired Entity, and (b) Acquiring Corp and Parent and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of each Acquired Entity as Acquiring Corp and Parent or their respective representatives shall from time to time reasonably require.

5. PARENT AND ACQUIRING CORP CONDUCT PENDING CLOSING; PARENT AND ACQUIRING CORP COVENANTS.

         5.1 CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof until the Closing, Parent will:

                  (a) maintain its existence in good standing;

                  (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement; and

                  (c) maintain its business and accounting records consistently with its past practices.

         5.2 PROHIBITED ACTIONS PENDING CLOSING. Unless otherwise provided for herein or approved by Acquired Corp in writing, from the date hereof until the Closing, Parent shall not, and shall cause Acquiring Corp not to:

                  (a) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities;

                  (b) increase the number of shares eligible for grant under its option plan;

                  (c) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its capital stock;

                  (d) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

                  (e) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables); or

                  (f) announce an intention, commit or agree to do any of the foregoing.

         5.3 ACCESS; DOCUMENTS; SUPPLEMENTAL INFORMATION. From and after the date hereof until the Closing, Parent and Acquiring Corp shall afford to (a) the officers, independent certified public accountants, counsel and other representatives of Acquired Corp, upon reasonable notice, free and full access at all reasonable times, to the properties, books and records, including tax returns filed and those in the process of being prepared by Parent and Acquiring Corp, and the right to consult with the officers, employees, accountants, counsel and other representatives, of Parent and Acquiring Corp in order that Acquired Corp may have full opportunity to make such investigations as it shall reasonably desire to make of the operations, properties, business, financial condition and prospects of Parent and Acquiring Corp, and (b) Acquired Corp and its representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of Parent and Acquiring Corp as Acquired Corp or its representatives shall from time to time reasonably require.

         5.4 REVIEW OF PRE-CLOSING DOCUMENTS AND PRESS RELEASES. All pre-Closing press releases and regulatory filings shall be presented to Acquired Corp for review and approval prior to release which approval Acquired Corp agrees not to unreasonably withhold or delay.

6. JOINT COVENANTS.

         6.1 NOTIFICATION OF CERTAIN MATTERS. Acquired Corp shall give prompt notice to Parent, and Parent shall give prompt notice to Acquired Corp, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause
(i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of any Acquired Corp, or Parent or Acquiring Corp, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available to the party receiving such notice.

         6.2 TAX RETURNS; COOPERATION. Acquired Corp on the one hand, and Parent, on the other, will cooperate with each other and provide such information as the other Party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax proceeding. Such cooperation shall include making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding.

         6.3 REORGANIZATION. Each of Parent, Acquired Corp and the Acquired Entities shall, both before and after the Closing Date, use its reasonable Best Efforts to cause the business combination of the Merger to be qualified as a reorganization under section 368(a) of the Code.

         6.4 FORM 8-K; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Parent will, with Acquired Corp's cooperation, prepare its current report on SEC Form 8-K (the "Form 8-K") to be dated as of the Effective Time and any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or blue sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Without limitation, Parent will comply with the Accounting and Financial Reporting Interpretations and Guidance issued by the Accounting Staff Members in the SEC's Division of Corporate Finance on March 31, 2001 as the same relate to "Reverse Acquisitions - Reporting Issues." Acquired Corp will promptly review the Other Filings and confirm the accuracy of all matters contained therein that are based on written disclosures made by Acquired Corp. After obtaining consent of Parent and Acquired Corp, Parent will file the Form 8-K on the date of the Effective Time. After the Effective Time, Parent will timely file all reports with the SEC, the stock exchange or trading system on which the Parent's shares are listed or quoted and such other governmental agencies as may require the filing of Other Filings.

         6.5 OFFERING MEMORANDUM. As soon as practicable after the execution of this Agreement, Parent shall prepare, with Acquired Corp's cooperation, an offering memorandum to be distributed to Parent's prospective investors (the "Offering Memorandum"). The Offering Memorandum will consist of a term sheet describing the transactions contemplated by this Agreement in reasonable detail, a subscription agreement between Parent and its investors for the issuance of convertible debt ("Convertible Debenture"), in the amount of $1,500,000, prior to the Effective Time and information regarding Acquired Corp and the Acquired Entities. The Convertible Debenture will permit each holder to convert the debt into (i) one share of Parent Common Stock for a price of $2.25 per share and
(ii) one warrant to purchase on share of Parent Common Stock for $2.50 per share. Each Convertible Debenture will require that the holder give at least 61 days written prior notice of intent to convert and will provide for mandatory conversion upon the certain financial milestones as negotiated between Parent and Acquired Corp. Parent and Acquired Corp shall each use commercially reasonable efforts to cause the Offering Memorandum to comply with the requirements of applicable federal and state laws. Parent will not distribute the Offering Memorandum to any person that is not an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act. Each of Parent and Acquired Corp will provide promptly to the other such information concerning its business affairs and financial statements and as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Offering Memorandum, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Offering Memorandum. Acquired Corp will promptly advise Parent, and Parent will promptly advise Acquired Corp, in writing if at any time prior to the Effective Time either Acquired Corp or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Offering Memorandum in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

         6.6 ACQUIRED CORP INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement and Acquired Corp's receipt of the approval of this Agreement from its stockholders by written consent of a majority of the holders of its shares entitled to vote thereon, Acquired Corp shall, in consultation with Parent, prepare and mail to the Acquired Corp Stockholders who have not executed the written consent of stockholders pursuant to which the Merger was approved an information statement containing substantially the same information as the Form 8-K, and otherwise complying with the applicable provisions of the DGCL, including section 262 thereof.

         6.7 REGULATORY APPROVAL BY PARENT. Prior to the Effective Time, Parent shall obtain all regulatory approvals needed to ensure that Parent Common Stock to be issued in the Merger will be exempt from registration or qualification under the Securities Act and the securities law of every jurisdiction in which any registered holder of Acquired Corp Capital Stock has an address of record as of the Closing; provided, that Parent shall not be required to consent generally to the service of process in any jurisdiction in which it is not so subject.

         6.8 NOTICES FROM GOVERNMENTAL AGENCIES. Parent will notify Acquired Corp promptly upon the receipt of any communication from the SEC or its staff or any other government officials regarding the transactions contemplated by this Agreement and will provide Acquired Corp with copies of all correspondence between Parent or any of Parent's representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the transactions contemplated hereby. In addition, subject to applicable laws relating to the exchange of information, each Party will promptly furnish to the other Parties copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

         6.9 REGISTRATION OF SHARES AND OTHER SECURITIES.

                  (a) In the event that Parent files a registration statement with the SEC to conduct a secondary offering of common stock, Parent shall use its best efforts to include the shares of Parent Common Stock subject to the restrictions specified in 1.11 in that registration statement. Nothing in this section shall be interpreted as requiring Parent to file a registration statement.

                  (b) Parent shall use its best efforts to prepare and file with the SEC all amendments and supplements to the registration statement and the prospectus used in connection with such registration statement necessary to comply with the provisions of the Securities Act of 1933 and to cause such registration statement to become effective. Parent shall pay all expenses and fees incurred by it in registering the Parent Common Stock. Notwithstanding the foregoing, such holder of Parent Common Stock shall pay all underwriting discounts or commissions with respect to Parent Common Stock sold by such holder.

         6.10 POST-CLOSING COVENANT. Within 120 days after the Effective Time, Parent will use its best efforts to effect a migratory merger with and into, and thereby become, a corporation formed under the laws of the State of Delaware ("Delco"). The certificate of incorporation and by-laws of Delco shall be substantially identical to the articles of incorporation and by-laws of Parent. Parent makes this covenant for the express benefit of the Acquired Corp Stockholders and the Acquired Corp Stockholders, or any of them, shall have the right to enforce any breach of this covenant.


         6.11 ACTIONS BY THE PARTIES. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties will use its Reasonable Best Efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (a) obtaining all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority, making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental agency or authority; (b) obtaining all necessary consents, approvals or waivers from any other Person; (c) defending any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) executing additional instruments necessary to consummate the transactions contemplated by this Agreement. Each Party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

7. CONDITIONS PRECEDENT

         7.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

                (a) The Merger shall have been duly approved by the requisite vote of the outstanding shares of Acquired Corp Capital Stock and Acquiring Corp Common Stock entitled to vote thereon in accordance with the DGCL.

                (b) All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or Acquired Corp (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

         7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT. Parent's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below:

                  (a) Each representation and warranty set forth in Section 2 shall have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, and except with respect to materiality, as reflected under GAAP, in the representations in Section 2.5 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete) as of the date of this Agreement, and shall be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import and except with respect to materiality, as reflected under GAAP, in the representations in Section 3.5 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date, after giving full effect to any supplements to the schedules as amended from time to time so long as such modification does not constitute a Material Adverse Effect. Parent and Acquiring Corp shall have received a certificate dated the Closing Date and signed by the chief executive officer or corporate secretary of Acquired Corp certifying that the conditions specified in Section 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

                  (b) Acquired Corp shall have performed and complied in all material respects with its covenants to be performed or complied with at or prior to the Closing.

                  (c) Acquired Corp shall have confirmed to Parent, in writing and to the satisfaction of Parent and Acquiring Corp, that Acquired Corp has acquired or secured to the right to acquire Acquired Entities with net annual earnings, for the calendar year ended December 31, 2001, equal or in excess of $2,000,000. Net earnings shall be determined according to GAAP as verified by financial statements, which have been audited by an independent accounting firm. One of the Acquired Entities shall be DigiLogic, Plc. Prior to Closing, Acquired Corp will enter into a 10 year exclusive agreement with Greater China Technology, Inc., pursuant to which Acquired Corp will be granted (i) the exclusive worldwide right to market, sell and distribute the products and services of Greater China Technology, Inc. outside of Greater China (China, Taiwan, and Hong Kong) and (ii) the right to acquire all the assets of Greater China Technology, Inc. on terms and conditions as negotiated by Acquired Corp and Greater China Technology, Inc.

                  (d) Since the date hereof there has been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Acquired Entities.

                  (e) No action is pending or threatened by or before any governmental body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect any damages arising out of the transactions contemplated by this Agreement.

         7.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRED CORP. Acquired Corp's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below:

                  (a) Each representation and warranty set forth in Article 3 shall have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties shall have been accurate and complete) as of the date of this Agreement, and shall be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date. Acquired Corp shall have received certificates dated the Closing Date and signed by the chief executive officer or corporate secretary of Parent, substantially in the form attached hereto as Exhibit I, certifying that the conditions set forth in
Section 7.3(a) and 7.3(b) have been satisfied.

                  (b) Parent shall have performed and complied in all material respects with its covenants and obligations required by this Agreement to be performed or complied with at or prior to the Closing.

                  (c) Each of the officers and directors of Parent shall have delivered to Parent an executed letter specifying that each such officer and director has resigned.

                  (d) Since the date hereof there has been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent or Acquiring Corp.

                  (e) No action is pending or threatened by or before any governmental body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect any damages arising out of the transactions contemplated by this Agreement.

         7.4 FRUSTRATION OF CLOSING CONDITIONS. None of the Acquired Entities, Parent or Acquiring Corp may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

8. SURVIVAL OF REPRESENTATION AND WARRANTIES

The representations and warranties of the Parties contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

9. BROKERS' AND FINDERS' FEES

Acquired Corp, Acquired Entities, Parent and Acquiring Corp represent and warrant that, no broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission from the Acquired Entities, Acquired Corp, Parent or Acquiring Corp, respectively, in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

10. EXPENSES

Each of Acquired Corp, Parent and Acquiring Corp shall pay its own costs and expenses relating to this Agreement, including without limitation in connection with the preparation and negotiation of this Agreement, meetings of shareholders of any Party required to approve the Merger and other related fees and expenses of attorneys, appraisers, and other third parties, the carrying out of the provisions of this Agreement and the structuring and consummation of the transactions contemplated hereby.

11. USE OF PRIVATE PLACEMENT PROCEEDS

Upon Closing, Parent shall deposit and maintain the private placement proceeds raised through the issuance of convertible debt instruments in a separate account, which shall be released only upon a written request of the chief financial officer of Acquired Corp and with the explicit consent of the Board of Directors of Parent. The Surviving Corporation shall use the proceeds of the Private Placement of debt instruments for working capital, including without limitation, (a) financing or retiring any expenses incurred in connection with
(i) the Merger, (ii) the Private Placement and (iii) retiring existing debt of Acquired Corp; (b) funding of other acquisitions currently being contemplated by the executives of Acquired Corp; (c) various other business acquisitions; and
(d) working capital needs.

12. PRESS RELEASES

Upon the execution of this Agreement, Parent shall issue such press release or announcement of the transactions contemplated by this Agreement as may be required by the reporting requirements of the Exchange Act, subject to the applicable requirements of Rules 135a and 135c under the Securities Act, and such release or announcement will be reasonably satisfactory in form and substance to Acquired Corp and its counsel. Parent and Acquired Corp shall not issue any other press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other Parties which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if required by law, Parent or Acquired Corp may issue such a press release or otherwise make public such information as long as such disclosing Party notifies the other Parties of such requirement and discusses with such other Parties in good faith the contents of such disclosure.

13. CONFIDENTIAL INFORMATION

Except as may be required by law, the Over-the-Counter Bulletin Board or other regulation or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents and representatives will disclose to any Person the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the transactions without the prior written consent of Acquired Corp or Parent, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such Party's Affiliates and its or its

Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable law or order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any action of which it is aware which may result in disclosure and uses its Reasonable Best Efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a non-confidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party's Best Knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party. If the transactions are not consummated, each Party will return or destroy as much of the Confidential Information concerning the other Party as the Parties that have provided such information may reasonably request. Notwithstanding the foregoing, Parent may make such public disclosure of the existence of this Agreement, the principal economic terms thereof, and the status with respect to achieving the Closing as it desires; provided, that Parent will consult with Acquired Corp prior to releasing any such public disclosure so that Acquired Corp may notify its employees of the transactions. Neither Acquired Corp nor any of its Affiliates will issue any press release or other public announcement related to this Agreement or the transactions without Parent's prior written approval.

14. CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC.

This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the exhibits hereto, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by Acquired Corp, Acquiring Corp or Parent, as the case may be.

15. ASSIGNMENT AND BINDING EFFECT

All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

16. TERMINATION

         16.1 TERMINATION OF AGREEMENT.

The Parties may terminate this Agreement as provided below:

                  (a) Parent and Acquired Corp may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

                  (b) Parent or Acquired Corp may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date; PROVIDED that the Party delivering such notice has not directly or indirectly caused such failure to close; and PROVIDED FURTHER, that if the Closing has not occurred within ninety (90) days of the execution of this Agreement by all parties hereto Acquired Corp may commence discussions and negotiations with parties other than Parent.

                  (c) Parent may terminate this Agreement by giving written notice to Acquired Corp at any time prior to the Closing if any Acquired Entity or Acquired Corp has breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import and Section 2.5, in which case such termination rights will arise upon any breach).

                  (d) Acquired Corp may terminate this Agreement by giving notice to Parent at any time prior to the Closing, if Parent or Acquiring Corp breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any breach).

                  (e) Parent or Acquired Corp may terminate this Agreement by giving written notice to the other at any time prior to the Closing if either Party is not reasonably satisfied in its sole discretion with the results of, and its due diligence investigations with respect to, the material operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of Acquired Corp, the Acquired Entities or Parent.

                  (f) Parent may terminate this Agreement by giving notice to Acquired Corp on or before the Expiration Date that it has not completed the Private Placement on terms and conditions reasonably satisfactory to Parent in its sole discretion.

                  (g) Parent and/or Acquiring Corp may terminate this Agreement by giving written notice to Acquired Corp if Acquired Corp has not provided evidence satisfactory to Parent that Acquired Corp has secured and finalized enforceable purchase agreements with the Acquired Entities on or before the Expiration Date. In the event that Parent and/or Acquiring Corp terminate the

Agreement pursuant to this Section 16.1(g), Acquired Corp shall be obligated to repay the Bridge Loan referred to within Section 1.13 within 30 days of the mailing of the notice of termination along with interest at a rate of 8% accruing from the date Acquiring Corp receives the Bridge Loan. In the event Acquired Corp fails to repay the Bridge Loan within 30 days of the mailing of the termination notice, Parent may, in its sole discretion, convert any unpaid amounts of principal and interest into a pro-rata portion (depending the amount paid) of a 5% non-dilutable equity interest in Acquired Corp in the form of Acquired Corp Common Stock. Such interest shall remain non-dilutable for a period of 12 months from the date of conversion. Should Parent elect not to convert the unpaid principal and interest into Acquired Corp Common Stock, on the thirty-first (31st) day following the termination notice, Acquired Corp shall issue Parent a non-dilutable 3% interest in Acquired Corp in the form of Acquired Corp Common Stock. Such interest shall remain non-dilutable for a period of 12 months from the issuance date and the unpaid principal shall continue to accrue interest at 8% until paid, in full.

         16.2 EFFECT OF TERMINATION. Except for the obligations under Sections 10, 12, 13 and 16, if this Agreement is terminated under Section 16.1, then, all further obligations of the Parties under this Agreement will terminate.

17. DEFINITIONS

As used in this Agreement the terms set forth below shall have the following meanings:

                  (a) "AFFILIATE" of a Person means any other Person who (i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                  (b) "BENEFIT PLAN" means any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, fringe benefit or other plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of any Acquired Entity.

                  (c) "BEST KNOWLEDGE" in respect of any representation and warranty of (i) the Acquired Entities and Acquired Corp set forth in this Agreement means (A) the actual knowledge of any of the officers and directors of Acquired Corp (the "Acquired Corp Knowledgeable Officers") and (B) except as otherwise set forth in such representation or warranty, the constructive knowledge of the Acquired Corp Knowledgeable Officers to the extent such knowledge would have been obtained by their due inquiry of the employees charged with responsibility for the particular matter which is the subject of such representation or warranty and (ii) Parent or Acquiring Corp set forth in this Agreement shall mean the actual knowledge of Parent's president and Acquiring Corp's president (the "Parent Knowledgeable Officers").

                  (d) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (e) "CONFIDENTIAL INFORMATION" means any confidential information concerning the businesses and affairs of Parent, Acquiring Corp, Acquired Corp or Acquired Entities.

                  (f) "COPYRIGHTS" means all copyrights in both published works and unpublished works.

                  (g) "DGCL" means the Delaware General Corporation Law.

                  (h) "DOLLARS" or "$" means the lawful currency of the United States of America.

                  (i) "EDGAR" means the Electronic Data Gathering, Analysis and Retrieval of the SEC.

                  (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (k) "EXPIRATION DATE" means ninety (90) days from Closing.

                  (l) "GAAP" means United States generally accepted accounting principles.

                  (m) "INDEBTEDNESS" means as at any date of determination, the sum of the following items of a Party, without duplication: (i) obligations created, issued or incurred for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations to pay the deferred purchase price or acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice, (iii) the face amount of all letters of credit issued for the account of any Party and all drafts thereunder, (iv) capital lease obligations, if any, and (v) any obligation guaranteeing any Indebtedness or other obligations of any other Person.

                  (n) "INTELLECTUAL PROPERTY" means the following intellectual property:

                      (i) (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (B) all Trademarks, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (C) all Copyrights and copyrightable works and all applications, registrations and renewals in connection therewith and all moral rights relating thereto insofar as such moral rights have been assigned to any Acquired Entity, (D) all Trade Secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (E) all Software and firmware in whatever form (including data, databases and related documentation);

                      (ii) all documents, records and files relating to design, end user documentation, quality control, sales, marketing or customer support for, and other tangible embodiments of, all intellectual property described herein;

                      (iii) all proprietary rights and other tangible or
                       intangible proprietary information and materials; and

                      (iv) all licenses, agreements and other permissions or rights in any third party product or any third party intellectual property described in (i) through (iii) above;

                      that are owned or held by or on behalf of any Acquired Entity or that are being used in the business as it is currently conducted.

                  (o) "LIENS" means any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

                  (p) "MATERIAL ADVERSE EFFECT" means (unless otherwise specified), as to a Party, any condition or event that may (i) have a material adverse effect on the assets, business, financial condition, operations of such Party or Parties taken as a whole, in an amount in excess of $500,000, (ii) materially impair the ability of such Party to perform its obligations under this Agreement or (iii) prevent or delay beyond the Expiration Date the consummation of the transactions contemplated under this Agreement.

                  (q) "PARENT COMMON STOCK" is defined in Section 3.2(a).

                  (r) "PARTIES" means Parent, Acquiring Corp and Acquired Corp.

                  (s) "PATENTS" means all (i) patents and patent applications, and (ii) business methods, inventions, and discoveries that may be patentable.

                  (t) "PERMITTED LIENS" means (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, material men, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

                  (u) "PERSON" means any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

                  (v) "REASONABLE BEST EFFORTS" means prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Acquired Corp, Acquired Entities, Parent or Acquiring Corp, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

                  (w) "REQUESTING HOLDER" means a holder of Acquired Corp Common Stock that requests, in accordance with Section 151(f) of the DGCL, the written statement containing the information specified therein be represented by share certificates.

                  (x) "RULE 144" means Rule 144 promulgated under the Securities Act, as in effect from time to time.

                  (y) "SEC" means the U.S. Securities and Exchange Commission.

                  (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (aa) "SOFTWARE" means computer software or middleware.

                  (bb) "SUBSIDIARY" of a Person means any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) is a general partner.

                  (cc) "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means (i) any United States, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; (ii) in the case of Acquired Corp or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group; and (iii) liability of Acquired Corp or any Subsidiary for the payment of any amount as a result of being a party to any tax sharing or indemnification agreement.

                  (dd) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  (ee) "TRADE SECRETS" means all know-how, trade secrets, confidential information, customer lists, Software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

                  (ff) "TRADEMARKS" means any trademark, trade name, trade dress, logo, service mark, corporate name, domain name, URL, sign, symbol, brand, emblem, word, motto, design or any combination thereof, whether or not registered, together with all translations, adaptations, derivations and combinations thereof, adopted and used by a Person to identify goods made or sold by him or her, and to distinguish them from goods made or sold by others.

18. SCHEDULES

                  (a) Disclosures in any schedule or any supplement thereto, shall be deemed to relate to any other representation or warranty in this Agreement.

                  (b) If there is any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth in the schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

19. SUCCESSORS

All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

20. ASSIGNMENTS

No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Parent and Acquired Corp.

21. NOTICES

All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail (if sent from the United States to an addressee in the United States), return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Parent or Acquiring Corp:

CobraTech International, Inc.
Attn: Joe Cheung
Suite 2300, 1066 West Hastings Street
Vancouver, British Columbia
Canada V6E 3X2

Copy to (which will not constitute notice):

MC Law Group, Inc.
4100 Newport Place, Suite 830
Newport Beach, CA 92660
Tel:     (949) 250-8655
Fax:     (949) 250-8656

If to Acquired Corp:

MetaSource Systems, Inc.
Attention: Mr. Courtney Smith
40 Exchange Place, Suite 1607
New York, New York

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

22. SPECIFIC PERFORMANCE

Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Section 23, in addition to any other remedy to which they may be entitled, at law or in equity.

23. SUBMISSION TO JURISDICTION; PROCESS AGENT

Each Party submits to the jurisdiction of any state or federal court sitting in the State of Nevada, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each Party also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

24. COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

25. HEADINGS

The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

26. GOVERNING LAW

This Agreement and the performance of the transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice of law principles.

27. AMENDMENTS

Parties may amend this Agreement by action taken by or on behalf of the respective Boards of Directors of Parent, Acquiring Corp and Acquired Corp at any time prior to the Effective Time. Amendments to this Agreement must be in writing and signed the Parties.

28. EXTENSIONS; WAIVER

                  (a) At any time prior to the Effective Time, the Parent, on the one hand, and Acquired Corp, on the other, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of the other Party up to and including the Expiration Date, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

                  (b) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

29. SEVERABILITY

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

30. CONSTRUCTION

The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

31. INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES

The exhibits, annexes, schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.


32. REMEDIES

Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


Parent:                                              Acquired Corp:

CobraTech International, Inc.               MetaSource Systems, Inc.

         /s/ Joe Cheung                            /s/ Courtney Smith
By:      _____________________________      By:    ___________________________
         Joe Cheung                                      Courtney Smith
Its:     President                                 Its:  President

         /s/ Joe Cheung
By:      _____________________________      By:    ___________________________
         Joe Cheung
Its:     Secretary                                 Its:     Secretary

Acquiring Corp:

Meta Source Acquisition Corp.

By:      /s/ Joe Cheung
         --------------------------------------------
         Joe Cheung
Its:     President

By:      /s/ Joe Cheung
         --------------------------------------------
         Joe Cheung
Its:     Secretary